INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”), is made as of March 12, 2014, by and between OptimizeRx Corp., a Nevada corporation (the “Company”), and Bradley Radoff. (the “Investor”).

RECITALS

Whereas, the Company and Investor entered into that certain Securities Purchase Agreement, dated as of March __, 2014 (the “Purchase Agreement”), providing, inter alia, for the Company’s sale and issuance of $10,000,000 worth of common stock, par value US$0.001 per share, at a price of $1.20 per share (the “Offering”).

Whereas, Investor was awarded the right to nominate one director to the Company’s board of directors (the "Board") upon the closing of the transactions contemplated by the Purchase Agreement;

NOW, THEREFORE, in consideration of the covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

Section 2. Investor's Right. Upon Closing and provided that Investor and others participating in the Offering purchase, in the aggregate, at least $7,500,000 worth of shares of common stock under the terms of the Purchase Agreement, (i) the Board shall promptly increase the number of directors on the Board by at least one director and shall appoint a nominee chosen by Investor to fill one such empty director position, and (ii) at any subsequent election of directors to serve on the Board, the Investor shall have the right to choose one nominee to the Board and the Company shall nominate and recommend the nominee chosen by Investor.

Section 3. Miscellaneous.

(a) Due Authorization. The Company has the requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board and no further action is required by the Company, the Board or the Company’s stockholders in connection herewith. This Agreement has been duly executed by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) Notices. All notices, notifications, demands, requests, waivers, consents or other communications under this Agreement shall be delivered in accordance with the Purchase Agreement.

(c) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d) Amendment and Waiver, etc. This Agreement may be amended only with the written consent of the Company and Investor. No failure or delay on the part of the Company or Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Investor at law or in equity or otherwise. No waiver of or consent to any departure by the Company or Investor from any provision of this Agreement shall be effective unless signed in writing by the waiving or consenting party.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Governing Law.

(i) THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(ii) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement to be brought by or on behalf of any of the parties will be brought or otherwise commenced in any state or federal court located in Clark County, the State of Nevada. With respect to any such action, each party to this Agreement: (A) expressly and irrevocably consents and submits to the non-exclusive jurisdiction of each state and federal court located in the county and city of Las Vegas, Nevada (and each appellate court located in the State of Nevada) in connection with any such legal proceeding; (B) agrees that each state and federal court located in Clark County, the State of Nevada, shall be deemed to be a convenient forum; and (C) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the county and city of Las Vegas, the State of Nevada, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(iii) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with the transactions contemplated by this Agreement. Each of the parties hereto hereby (A) certifies that no representative, agent or attorney of the other parties has represented, expressly or otherwise, that such other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications set forth in this Section 3(f).

(h) Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

(i) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(j) Further Assurances. The parties shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes set forth herein, without any financial obligation to such parties. Time is of the essence with respect to the parties' obligations herein.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

OptimizeRx Corp.

By:

Name:	David Harrell
Title:	Chairman and Chief Executive Officer

_____________________
Bradley Radoff

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